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                                                                   EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Shareholders
Washington Banking Company:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG PEAT MARWICK L.L.P.
Seattle, Washington
June 19, 1998